Exhibit 99.1

CONNECTONE BANCORP, INC. ANNOUNCES

THIRD QUARTER 2026 RESULTS

INCLUDING

BALANCE SHEET RESTRUCTURING AND REPOSITIONING

OPERATING PERFORMANCE ACCELERATES
PPNR RATIO SURPASSES 2% AND OPERATING RETURN ON TANGIBLE COMMON EQUITY TOPS 15%
KEY METRICS STRENGTHENED BY BALANCE SHEET RESTRUCTURING
TOTAL LOANS AND AVERAGE CLIENT DEPOSITS BOTH ACHIEVE 11% SEQUENTIAL ANNUALIZED GROWTH
NET INTEREST MARGIN EXPANDS TO 3.44%
COMMON AND PREFERRED DIVIDENDS DECLARED

Englewood Cliffs, N.J., October 22, 2026 (GLOBE NEWSWIRE) – ConnectOne Bancorp, Inc. (Nasdaq: CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today reported net income available to common stockholders of $29.9 million for the third quarter of 2026 compared with $40.2 million for the second quarter of 2026 and $39.5 million for the third quarter of 2025.  Diluted earnings per share was $0.59 for the third quarter of 2026 compared with $0.80 for the second quarter of 2026 and $0.78 for the third quarter of 2025.  Return on average assets was 0.86%, 1.17% and 1.16% for the three months ended September 30, 2026, June 30, 2026 and September 30, 2025, respectively.  Return on average tangible common equity was 10.1%, 13.8% and 14.7% for the three months ended September 30, 2026, June 30, 2026 and September 30, 2025, respectively. Third quarter results include a $23.0 million pretax charge related to the balance sheet restructuring and repositioning, discussed below.

Operating net income available to common stockholders (which excludes the $23.0 million pretax restructuring charge, among other non-operating items – see supplemental tables discussed below) was $47.9 million for the third quarter of 2026, $42.2 million for the second quarter of 2026 and $35.5 million for the third quarter of 2025.  Operating diluted earnings per share was $0.95 for the third quarter of 2026, $0.84 for the second quarter of 2026 and $0.70 for the third quarter of 2025.  Operating return on average assets was 1.35%, 1.23% and 1.05% for the three months ended September 30, 2026, June 30, 2026 and September 30, 2025, respectively.  Operating return on average tangible common equity was 15.2%, 13.8% and 12.6% for the three months ended September 30, 2026, June 30, 2026 and September 30, 2025, respectively. Pre-provision net operating revenue ("Operating PPNR") as a percentage of average assets was 2.01%, 1.94% and 1.61% for the three months ended September 30, 2026, June 30, 2026 and September 30, 2025, respectively. See supplemental tables for a complete reconciliation of GAAP earnings to operating earnings and other non-GAAP measures.

The decrease in net income available to common stockholders and diluted earnings per share for the third quarter of 2026, compared to the second quarter of 2026, was primarily due to the $23.0 million pretax restructuring charge related to the above-mentioned balance sheet repositioning. This charge was partially offset by a $3.7 million increase in net interest income, a $3.3 million reduction in the provision for credit losses and a $5.2 million decrease in income tax expense.  Compared to the third quarter of 2025, the decrease in net income available to common stockholders and diluted earnings per share was primarily due to a $33.9 million decrease in noninterest income. The decrease in noninterest income was mainly attributable to the aforementioned $23.0 million pretax charge in the third quarter of 2026, as well as $10.1 million of non-recurring income recognized in the third quarter of 2025, consisting of a $6.6 million employee retention tax credit (“ERTC”) and a $3.5 million defined benefit pension plan curtailment gain. The decrease was partially offset by a $15.3 million increase in net interest income, a $5.3 million decrease in income tax expense, a $3.3 million decrease in noninterest expenses and a $0.5 million reduction in the provision for credit losses.

Balance Sheet Restructuring and Repositioning

The transaction.  During the third quarter of 2026, the Company completed a strategic review of its balance sheet. As a result, during the fourth quarter, the Company entered into an agreement to sell a pool of up to approximately $750 million in unpaid principal balance of non-relationship multifamily loans, subject to adjustment as provided for under the transaction agreements, to a single third-party purchaser. Loans secured by NYC rent-stabilized properties represent approximately 61% of the pool. The pool consists of loans originated by ConnectOne Bank (30%) and the First National Bank of Long Island (“FLIC”) (70%), which was acquired by the Company in June 2025. The transaction is expected to close in late October, and the final balance of loans sold will be determined at the closing.

Third quarter impact.  The loan pool was transferred to held-for-sale, at the lower of cost or fair value of $678.9 million as of September 30, 2026, resulting in a $23.0 million pretax loss on loans held-for-sale, recorded in noninterest income. This charge reflects the gross discount on the sale price, substantially offset by the interest-rate and credit purchase accounting marks previously recorded on the FLIC-originated loans, as part of the merger with FLIC’s parent company. The recognized loss on the pool is attributed to increases in market interest rates since the loans were originated. The charge is excluded from operating earnings.

Fourth quarter impact and timing. The transaction is scheduled to close in late October, 2026. Transaction costs related to the restructuring of approximately $7 to $8 million will be recognized upon closing and payment in the fourth quarter of 2026.

Use of proceeds and benefits. The majority of net proceeds from the sale are expected to be reinvested in government-guaranteed securities at yields similar to those of the loans sold, with the remaining balance used to pay down wholesale funding. The restructuring reduces the Company’s concentrations in commercial real estate (“CRE”) and NYC rent-stabilized properties while strengthening the Bank’s liquidity position. The Bank’s regulatory CRE concentration ratio declines to approximately 397% proforma for the loan sale from 439% at June 30, 2026, and exposure to NYC rent-stabilized assets is projected to decline to approximately 2% of total loans, from 6% as of June 30, 2026. The balance sheet repositioning also reduced the Bank’s loan-to-deposit ratio to 97.1% at September 30, 2026, and will expand its liquid assets.

“Our core performance was strong and reflects the successful execution of our relationship-driven banking strategy. Operating PPNR exceeded 2% of average assets and operating return on tangible common equity topped 15%,” commented Frank Sorrentino, ConnectOne’s Chairman and Chief Executive Officer. “Loans and average client deposits each grew at an annualized rate of about 11%, and our net interest margin widened to 3.44% despite higher short-term rates and a competitive funding environment. Disciplined expense management kept costs well controlled, and credit quality metrics improved.”

“Furthermore, we executed a definitive agreement to sell a pool of up to approximately $750 million of multifamily loans, executing on the balance sheet repositioning we have been contemplating. By selectively divesting non-relationship loans, this transaction reduces our CRE and rent-stabilized concentrations, strengthens key financial metrics and enhances our financial flexibility, while largely preserving our earnings power.”

Mr. Sorrentino concluded, “As we approach year-end, we remain focused on operational excellence, disciplined growth and deepening client relationships. With a stronger balance sheet and solid momentum in our core business, we believe ConnectOne is well positioned to create long-term value for our shareholders.”

Dividend Declarations

The Board of Directors declared cash dividends on the Company's common and outstanding preferred stock.  A cash dividend on common stock of $0.195 per share will be paid on December 1, 2026, to common stockholders of record on November 13, 2026.  A dividend of $0.556620 per depositary share, representing a 1/40th interest in a share of the Company’s 5.25% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, will also be paid on December 1, 2026, to holders of record on November 13, 2026.

Operating Results

Fully taxable equivalent net interest income for the third quarter of 2026 was $118.5 million, an increase of $3.7 million, or 3.2%, from the second quarter of 2026, largely due to a 2 basis-point widening of the net interest margin to 3.44% from 3.42% and a 1.7% increase in average interest-earning assets.  The margin benefited from a 5 basis-point increase in the yield on interest-earning assets, primarily due to loan repricing, partially offset by a 3 basis-point increase in the average cost of deposits, including noninterest-bearing deposits.

Fully taxable equivalent net interest income for the third quarter of 2026 increased $15.3 million, or 14.8%, from the third quarter of 2025, due to a 33 basis-point widening of the net interest margin to 3.44% from 3.11%, and a 3.9% increase in average interest-earning assets.  The margin benefited from a 15 basis-point increase in the yield on interest-earning assets and a 17 basis-point decrease in the average cost of deposits, including noninterest-bearing deposits.

Noninterest income was $(14.5) million in the third quarter of 2026, $7.9 million in the second quarter of 2026 and $19.4 million in the third quarter of 2025.  Noninterest income for the third quarter of 2026 included the $23.0 million pretax restructuring charge. Excluding this item, noninterest income increased $0.6 million compared to the second quarter of 2026, primarily due to a $1.1 million increase in BOLI income, driven by death benefits recorded in the third quarter of 2026, partially offset by a $0.4 million decrease in net gains on sale of loans held-for-sale, primarily SBA loans.  During the third quarter of 2025, the Company recognized $10.1 million in non-recurring gains, consisting of a $6.6 million one-time benefit related to the ERTC and a $3.5 million defined benefit pension plan curtailment gain. Excluding these items, noninterest income decreased $0.8 million, compared to the third quarter of 2025, primarily due to a $1.9 million decrease in net gains on equity securities and a $0.5 million decrease  in deposit, loan and other income, partially offset by a $1.2 million increase in BOLI income, driven by the aforementioned death benefits and a $0.3 million increase in net gains on sale of loans held-for-sale, primarily SBA loans.

Noninterest expenses were $55.4 million for the third quarter of 2026, $55.4 million for the second quarter of 2026 and $58.7 million for the third quarter of 2025. Noninterest expenses were unchanged compared to the second quarter of 2026, as a $1.4 million increase in salaries and employee benefits was offset by a $0.5 million decrease in occupancy and equipment expenses, a $0.4 million decrease in other expenses, a $0.2 million decrease in marketing and advertising expenses, a $0.2 million decrease in FDIC insurance expense and a $0.1 million decrease in information technology and communication expenses. The $3.3 million decrease compared to the third quarter of 2025 was primarily due to a $2.9 million decrease in merger, restructuring and exit expenses, a $0.9 million decrease in FDIC insurance expense, a $0.4 million decrease in amortization of core deposit intangibles, a $0.1 million decrease in occupancy and equipment expenses and a $0.1 million decrease in other expenses, partially offset by a $0.5 million increase in salaries and employee benefits, a $0.4 million increase in professional and consulting expenses and a $0.2 million increase in marketing and advertising expenses.

Income tax expense was $11.0 million for the third quarter of 2026, $16.2 million for the second quarter of 2026 and $16.3 million for the third quarter of 2025.  The effective tax rates were 26.0%, 28.0% and 28.4% for the third quarter of 2026, second quarter of 2026 and third quarter of 2025, respectively.  The decrease in income tax expense and the effective tax rate for the third quarter of 2026 was primarily due to lower taxable income resulting from the loss on loans held-for-sale related to the balance sheet restructuring.  The projected effective tax rate for the fourth quarter of 2026 is 27.5%.

Asset Quality

The provision for credit losses was $5.0 million for the third quarter of 2026, $8.3 million for the second quarter of 2026 and $5.5 million for the third quarter of 2025.  The provision for credit losses for the third quarter of 2026, reflected core loan growth, charge-offs, and specific reserves, partially offset by the transfer of loans to loans held-for-sale at fair value. The provision in the second quarter of 2026 was elevated primarily due to charge-offs on certain NYC rent-stabilized multifamily loans during the second quarter of 2026.

Nonperforming assets, which include nonaccrual loans and other real estate owned (the Bank had no other real estate owned during the periods reported), were $64.3 million as of September 30, 2026, $79.7 million as of June 30, 2026 and $39.7 million as of September 30, 2025.  Nonperforming assets as a percentage of total assets was 0.44% as of September 30, 2026, compared to  0.55% as of June 30, 2026 and 0.28% as of September 30, 2025.  The ratio of nonaccrual loans to loans receivable was 0.56%, as of September 30, 2026, compared to 0.67% as of June 30, 2026 and 0.35% as of September 30, 2025. The sequential decrease in nonaccrual loans was primarily driven by work-out loan sales, charge-offs and principal payments. Excluding PCD loan charge-offs ($22.2 million in the third quarter of 2026, $4.5 million in the second quarter of 2026 and none in the third quarter of 2025), the annualized net loan charge-off ratio was 0.07% for the third quarter of 2026, 0.71% for the second quarter of 2026 and 0.18% for the third quarter of 2025. The elevated charge-off ratio, excluding PCD charge-offs, for the second quarter of 2026 included charge-offs related to a previously disclosed group of NYC rent-stabilized loans.

The allowance for credit losses ("ACL") represented 1.06%, 1.18% and 1.38% of loans receivable as of September 30, 2026, June 30, 2026 and September 30, 2025, respectively.  The ACL decreased $19.5 million to $120.6 million as of September 30, 2026, compared to $140.1 million as of June 30, 2026, primarily reflecting the charge-off of $22.2 million of allowance on PCD loans in connection with the pending loan sale, partially offset by provision expense in excess of non-PCD net charge-offs. The charge-offs associated with the pending loan sale related to PCD loans for which an allowance for credit losses had previously been established in connection with the FLIC acquisition and required no additional provision for credit losses in the current quarter. The ACL as a percentage of nonaccrual loans was 187.5% as of September 30, 2026, 175.9% as of June 30, 2026 and 394.5% as of September 30, 2025.  Criticized and classified loans as a percentage of loans receivable were 2.02% as of September 30, 2026, compared to 1.89% as of June 30, 2026 and 2.57% as of September 30, 2025.  The increase from June 30, 2026 was primarily due to the decrease in loans receivable resulting from the transfer of loans to held-for-sale; criticized and classified loan balances remained relatively stable during the quarter. Loans past due 30-89 days were 0.05% of loans receivable as of September 30, 2026, 0.03% as of June 30, 2026 and 0.08% as of September 30, 2025.

Selected Balance Sheet Items

The Company’s total assets were $14.8 billion as of September 30, 2026, compared to $14.0 billion as of December 31, 2025.  Loans receivable were $11.4 billion as of September 30, 2026 and $11.5 billion as of December 31, 2025.  Loans receivable as of September 30, 2026 excluded $0.8 billion of loans transferred to held-for-sale. Total deposits were $11.8 billion as of September 30, 2026 and $11.2 billion as of December 31, 2025.

The Company’s total stockholders’ equity increased to $1.599 billion as of September 30, 2026 from $1.573 billion as of December 31, 2025.  Retained earnings increased $77.7 million, partially offset by an increase in the accumulated other comprehensive loss of $51.0 million.  As of September 30, 2026, the Company’s tangible common equity ratio and tangible book value per share were 8.38% and $24.19, respectively, compared to 8.62% and $23.52, respectively, as of December 31, 2025.  Total goodwill and other intangible assets were $271.6 million as of September 30, 2026 and $280.2 million as of December 31, 2025. Proforma for the loan sale, the tangible common equity ratio was 8.83% as of September 30, 2026.

Share Repurchase Program

During the third quarter of 2026, the Company repurchased 50,000 shares of common stock at an average price of $32.37 per share.  For the nine months ended September 30, 2026, the Company repurchased 140,000 shares of common stock at an average price of $28.26 per share, leaving 501,118 shares authorized for repurchase under the current Board approved repurchase program.  The Company intends to repurchase shares from time to time in the open market, in privately negotiated stock purchases or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission and applicable federal securities laws.  The share repurchase program does not obligate the Company to acquire any particular amount of common stock and the plan may be modified or suspended at any time at the Company's discretion.

Use of Non-GAAP Financial Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), ConnectOne routinely supplements its evaluation with an analysis of certain non-GAAP measures.  ConnectOne believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors in understanding our operating performance and trends.  These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited.  They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP.  These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.  Reconciliations of non-GAAP financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Third Quarter 2026 Results Conference Call

Management will host a conference call and audio webcast at 10:00 a.m. ET on Thursday, October 22, 2026, to review the Company’s financial performance and operating results. Chairman and Chief Executive Officer Frank Sorrentino III and Senior Executive Vice President and Chief Financial Officer William S. Burns will host the call.

The conference call dial-in number is 1 (585) 542-9983, meeting ID: 828 757 770. Please dial in at least five minutes before the start of the call to register. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the “Investor Relations” link on the Company’s website at https://www.ConnectOneBank.com or at http://ir.connectonebank.com. An archive of the webcast will be available following the completion of the call at the same locations.

About ConnectOne Bancorp, Inc.

ConnectOne Bancorp, Inc., is a modern financial services company that operates, through its subsidiary, ConnectOne Bank, and the Bank’s fintech subsidiary, BoeFly, Inc. ConnectOne Bank is a high-performing commercial bank offering a full suite of banking & lending products and services that focus on small to middle-market businesses.  BoeFly, Inc. is a fintech marketplace that connects borrowers in the franchise space with funding solutions through a network of partner banks.  ConnectOne Bancorp, Inc. is traded on the Nasdaq Global Market under the trading symbol "CNOB," and information about ConnectOne may be found at https://www.connectonebank.com.

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies, and expectations of the Company.  These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions.  The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, those factors set forth in Item 1A – Risk Factors of the Company’s Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission, as supplemented by the Company’s subsequent filings with the U.S. Securities and Exchange Commission, and changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, changes in accounting principles and guidelines and the impact of health emergencies and natural disasters on the Company, its employees and operations, and its customers.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Investor Contact:

William S. Burns

Senior Executive Vice President & CFO

201.816.4474; bill.burns@cnob.com

Media Contact:

Shannan Weeks

MikeWorldWide

732.299.7890; sweeks@mww.com

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	September 30,	December 31,	September 30,
	2026	2025	2025
	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$50,643	$92,406	$96,990
Interest-bearing deposits with banks	262,705	288,489	445,744
Cash and cash equivalents	313,348	380,895	542,734

Investment securities	1,323,789	1,250,938	1,252,202
Equity securities	21,947	19,287	20,133

Loans held-for-sale	678,880	391	—

Loans receivable	11,432,533	11,453,280	11,303,636
Less: Allowance for credit losses - loans	120,620	154,305	156,499
Net loans receivable	11,311,913	11,298,975	11,147,137

Investment in restricted stock, at cost	62,661	54,722	51,516
Bank premises and equipment, net	48,351	55,285	55,888
Accrued interest receivable	66,657	60,761	60,630
Bank owned life insurance	378,361	370,713	367,767
Right of use operating lease assets	30,228	29,603	29,283
Goodwill	220,235	220,235	215,611
Core deposit intangibles	51,387	59,923	63,119
Other assets	270,948	200,972	217,565
Total assets	$14,778,705	$14,002,700	$14,023,585

LIABILITIES
Deposits:
Noninterest-bearing	$2,479,625	$2,420,397	$2,513,102
Interest-bearing	9,298,717	8,820,218	8,856,193
Total deposits	11,778,342	11,240,615	11,369,295
Borrowings	1,072,398	903,489	833,443
Subordinated debentures, net	202,423	201,864	201,677
Operating lease liabilities	32,807	32,446	33,185
Other liabilities	94,135	50,946	47,641
Total liabilities	13,180,105	12,429,360	12,485,241

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock	110,927	110,927	110,927
Common stock	857,765	857,765	857,765
Additional paid-in capital	41,329	38,763	37,934
Retained earnings	751,575	673,897	644,944
Treasury stock	(80,138)	(76,116)	(76,116)
Accumulated other comprehensive loss	(82,858)	(31,896)	(37,110)
Total stockholders' equity	1,598,600	1,573,340	1,538,344
Total liabilities and stockholders' equity	$14,778,705	$14,002,700	$14,023,585

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	09/30/26	09/30/25	09/30/26	09/30/25
Interest income
Interest and fees on loans	$182,428	$165,937	$526,976	$413,604
Interest and dividends on investment securities:
Taxable	12,580	12,033	34,361	24,457
Tax-exempt	1,858	2,014	5,743	4,530
Dividends	843	1,081	2,725	2,758
Interest on federal funds sold and other short-term investments	2,432	6,644	7,640	13,179
Total interest income	200,141	187,709	577,445	458,528
Interest expense
Deposits	72,102	75,209	207,355	189,440
Borrowings	10,741	10,483	30,349	22,432
Total interest expense	82,843	85,692	237,704	211,872

Net interest income	117,298	102,017	339,741	246,656
Provision for credit losses	5,000	5,500	18,500	44,700
Net interest income after provision for credit losses	112,298	96,517	321,241	201,956

Noninterest income
Deposit, loan and other income	3,347	3,836	9,954	8,412
Defined benefit pension plan curtailment gain	—	3,501	—	3,501
Employee retention tax credit	—	6,608	—	6,608
Income on bank owned life insurance	4,136	2,931	10,104	6,602
Gains on sale of loans held-for-sale	1,203	859	3,220	1,372
(Loss) on sale of loans held-for-sale-CRE restructuring	(23,025)	—	(23,025)	—
(Losses) gains on equity securities	(159)	1,674	(28)	2,550
Total noninterest income	(14,498)	19,409	225	29,045

Noninterest expenses
Salaries and employee benefits	32,922	32,401	97,227	80,212
Occupancy and equipment	4,968	5,122	15,832	11,280
FDIC insurance	1,500	2,400	5,200	6,200
Professional and consulting	3,278	2,929	9,513	7,893
Marketing and advertising	951	771	3,038	2,206
Information technology and communications	5,277	5,243	15,914	14,639
Restructuring and exit charges	—	994	—	994
Merger expenses and restructuring charges	—	1,898	2,233	33,963
Bank owned life insurance restructuring charge	—	—	—	327
Amortization of core deposit intangibles	2,846	3,196	8,536	4,726
Other expenses	3,627	3,719	11,161	9,187
Total noninterest expenses	55,369	58,673	168,654	171,627

Income before income tax expense	42,431	57,253	152,812	59,374
Income tax expense	11,032	16,277	41,923	18,449
Net income	31,399	40,976	110,889	40,925
Preferred dividends	1,509	1,509	4,527	4,527
Net income available to common stockholders	$29,890	$39,467	$106,362	$36,398

Earnings per common share:
Basic	$0.59	$0.79	$2.12	$0.83
Diluted	0.59	0.78	2.10	0.83

ConnectOne's management believes that the supplemental financial information, including non-GAAP measures provided below, is useful to investors. The non-GAAP measures should not be viewed as a substitute for financial results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP financial measures presented by other companies.

CONNECTONE BANCORP, INC.
SUPPLEMENTAL GAAP AND NON-GAAP FINANCIAL MEASURES

	As of
	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2026	2026	2026	2025	2025
Selected Financial Data	(dollars in thousands)
Total assets	$14,778,705	$14,411,864	$14,209,561	$14,002,700	$14,023,585
Loans receivable:
Commercial	$1,650,434	$1,598,678	$1,638,836	$1,558,436	$1,613,421
Commercial real estate	4,930,142	4,871,086	4,750,508	4,625,143	4,310,159
Multifamily	3,057,962	3,679,302	3,574,336	3,437,080	3,420,465
Commercial construction	585,707	528,103	571,073	623,902	728,615
Residential	1,207,092	1,192,033	1,202,539	1,210,980	1,233,305
Consumer	4,306	3,313	1,801	2,017	2,166
Gross loans	11,435,643	11,872,515	11,739,093	11,457,558	11,308,131
Net deferred loan fees	(3,110)	(3,481)	(3,497)	(4,278)	(4,495)
Loans receivable	11,432,533	11,869,034	11,735,596	11,453,280	11,303,636
Loans held-for-sale	678,880	—	10,222	391	—
Total loans	$12,111,413	$11,869,034	$11,745,818	$11,453,671	$11,303,636

Investment and equity securities	$1,345,736	$1,199,051	$1,215,806	$1,270,225	$1,272,335
Goodwill and other intangible assets	271,622	274,468	277,313	280,158	278,730
Deposits:
Noninterest-bearing demand	$2,479,625	$2,512,964	$2,393,938	$2,420,397	$2,513,102
Time deposits	3,119,593	2,927,930	3,010,971	2,796,877	2,977,952
Other interest-bearing deposits	6,179,124	6,299,469	6,108,144	6,023,341	5,878,241
Total deposits	$11,778,342	$11,740,363	$11,513,053	$11,240,615	$11,369,295

Borrowings	$1,072,398	$715,416	$827,477	$903,489	$833,443
Subordinated debentures (net of debt issuance costs)	202,423	202,236	202,050	201,864	201,677
Total stockholders' equity	1,598,600	1,626,525	1,591,547	1,573,340	1,538,344

Quarterly Average Balances
Total assets	$14,534,596	$14,254,280	$13,999,581	$13,963,138	$14,050,585
Loans receivable:
Commercial	$1,623,410	$1,652,412	$1,579,368	$1,597,123	$1,583,673
Commercial real estate (including multifamily)	8,600,502	8,433,558	8,137,515	7,822,943	7,630,195
Commercial construction	544,828	524,023	613,661	646,414	704,170
Residential	1,199,565	1,198,244	1,204,082	1,221,171	1,241,375
Consumer	10,242	10,855	6,851	5,473	6,747
Gross loans	11,978,547	11,819,092	11,541,477	11,293,124	11,166,160
Net deferred loan fees	(3,287)	(3,331)	(4,042)	(4,708)	(4,418)
Loans receivable	11,975,260	11,815,761	11,537,435	11,288,416	11,161,742
Loans held-for-sale	7,623	107	335	230	318
Total loans	$11,982,883	$11,815,868	$11,537,770	$11,288,646	$11,162,060

Investment and equity securities	$1,307,476	$1,208,532	$1,256,147	$1,269,275	$1,274,000
Goodwill and other intangible assets	273,499	276,313	279,158	279,165	280,814
Deposits:
Noninterest-bearing demand	$2,510,843	$2,424,773	$2,384,883	$2,473,596	$2,486,993
Time deposits	2,920,335	2,992,440	2,901,327	2,946,459	3,019,848
Other interest-bearing deposits	6,252,427	6,122,264	5,996,487	5,907,547	5,889,230
Total deposits	$11,683,605	$11,539,477	$11,282,697	$11,327,602	$11,396,071

Borrowings	$874,544	$812,384	$833,551	$781,388	$783,994
Subordinated debentures (net of debt issuance costs)	202,300	202,114	201,928	201,741	263,511
Total stockholders' equity	1,636,171	1,612,528	1,594,699	1,558,366	1,513,892

	Three Months Ended
	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2026	2026	2026	2025	2025
	(dollars in thousands, except for per share data)
Net interest income	$117,298	$113,639	$108,804	$106,595	$102,017
Provision for credit losses	5,000	8,300	5,200	2,300	5,500
Net interest income after provision for credit losses	112,298	105,339	103,604	104,295	96,517
Noninterest income
Deposit, loan and other income	3,347	3,324	3,283	3,289	3,836
Defined benefit pension plan curtailment gain	—	—	—	—	3,501
Employee retention tax credit	—	—	—	—	6,608
Income on bank owned life insurance	4,136	3,017	2,951	2,946	2,931
Gains on sale of loans held-for-sale	1,203	1,590	427	631	859
(Loss) on sale of loans held-for-sale-CRE restructuring	(23,025)	—	—	—	—
(Losses) gains on equity securities	(159)	(4)	135	(846)	1,674
Total noninterest income	(14,498)	7,927	6,796	6,020	19,409
Noninterest expenses
Salaries and employee benefits	32,922	31,537	32,768	31,211	32,401
Occupancy and equipment	4,968	5,519	5,345	5,265	5,122
FDIC insurance	1,500	1,700	2,000	2,400	2,400
Professional and consulting	3,278	3,127	3,108	2,908	2,929
Marketing and advertising	951	1,161	926	974	771
Information technology and communications	5,277	5,394	5,243	5,366	5,243
Restructuring and exit charges	—	—	—	—	994
Merger expenses and restructuring charges	—	108	2,125	498	1,898
Branch closing expenses	—	—	—	1,275	—
Amortization of core deposit intangible	2,846	2,845	2,845	3,196	3,196
Other expenses	3,627	4,025	3,509	3,853	3,719
Total noninterest expenses	55,369	55,416	57,869	56,946	58,673

Income before income tax expense	42,431	57,850	52,531	53,369	57,253
Income tax expense	11,032	16,182	14,709	13,851	16,277
Net income	31,399	41,668	37,822	39,518	40,976
Preferred dividends	1,509	1,509	1,509	1,509	1,509
Net income available to common stockholders	$29,890	$40,159	$36,313	$38,009	$39,467

Weighted average diluted common shares outstanding	50,455,230	50,404,698	50,382,297	50,414,115	50,462,030
Diluted EPS	$0.59	$0.80	$0.72	$0.75	$0.78

Reconciliation of GAAP Net Income to Operating Net Income:
Net income	$31,399	$41,668	$37,822	$39,518	$40,976
Restructuring and exit charges	—	—	—	—	994
Merger expenses and restructuring charges	—	108	2,125	498	1,898
Branch closing expenses	—	—	—	1,275	—
Amortization of core deposit intangibles	2,846	2,845	2,845	3,196	3,196
Loss on sale of loans held-for-sale-CRE restructuring	23,025	—	—	—	—
Losses (gains) on equity securities	159	4	(135)	846	(1,674)
Defined benefit pension plan curtailment gain	—	—	—	—	(3,501)
Employee retention tax credit	—	—	—	—	(6,608)
Tax impact of adjustments	(8,069)	(917)	(1,499)	(1,802)	1,737
Operating net income	$49,360	$43,708	$41,158	$43,531	$37,018
Preferred dividends	1,509	1,509	1,509	1,509	1,509
Operating net income available to common stockholders	$47,851	$42,199	$39,649	$42,022	$35,509

Operating diluted EPS (non-GAAP) (1)	$0.95	$0.84	$0.79	$0.83	$0.70

Return on Assets Measures
Average assets	$14,534,596	$14,254,280	$13,999,581	$13,963,138	$14,050,585
Return on avg. assets	0.86%	1.17%	1.10%	1.12%	1.16%
Operating return on avg. assets (non-GAAP) (2)	1.35	1.23	1.19	1.24	1.05
Pre-provision net operating revenue ("PPNR") return on avg. assets (non-GAAP) (3)	2.01	1.94	1.81	1.75	1.61

(1)	Operating net income available to common stockholders divided by weighted average diluted shares outstanding.
(2)	Operating net income divided by average assets.
(3)

Net income before income tax expense, provision for credit losses, merger expenses and restructuring charges, branch closing expenses, BOLI restructuring charges, restructuring and exit charges, CRE restructuring, employee retention tax credit, defined benefit pension plan curtailment gain, amortization of core deposit intangibles and net gains on equity securities divided by average assets.

	Three Months Ended
	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2026	2026	2026	2025	2025
Return on Equity Measures	(dollars in thousands)
Average stockholders' equity	$1,636,171	$1,612,528	$1,594,699	$1,558,366	$1,513,892
Less: average preferred stock	(110,927)	(110,927)	(110,927)	(110,927)	(110,927)
Average common equity	$1,525,244	$1,501,601	$1,483,772	$1,447,439	$1,402,965
Less: average intangible assets	(273,499)	(276,313)	(279,158)	(279,165)	(280,814)
Average tangible common equity	$1,251,745	$1,225,288	$1,204,614	$1,168,274	$1,122,151
Return on avg. common equity (GAAP)	7.77%	10.73%	9.93%	10.42%	11.16%
Operating return on avg. common equity (non-GAAP) (4)	12.45	11.27	10.84	11.52	10.04
Return on avg. tangible common equity (non-GAAP) (5)	10.10	13.79	12.89	13.66	14.74
Operating return on avg. tangible common equity (non-GAAP) (6)	15.17	13.81	13.35	14.27	12.55

Efficiency Measures
Total noninterest expenses	$55,369	$55,416	$57,869	$56,946	$58,673
Restructuring and exit charges	—	—	—	—	(994)
Merger expenses and restructuring charges	—	(108)	(2,125)	(498)	(1,898)
Branch closing expenses	—	—	—	(1,275)	—
Amortization of core deposit intangibles	(2,846)	(2,845)	(2,845)	(3,196)	(3,196)
Operating noninterest expense	$52,523	$52,463	$52,899	$51,977	$52,585

Net interest income (tax equivalent basis)	$118,541	$114,841	$109,976	$107,761	$103,155
Noninterest income	(14,498)	7,927	6,796	6,020	19,409
Defined benefit pension plan curtailment gain	—	—	—	—	(3,501)
Employee retention tax credit	—	—	—	—	(6,608)
Loss on sale of loans held-for-sale-CRE restructuring	23,025	—	—	—	—
Losses (gains) on equity securities	159	4	(135)	846	(1,674)
Operating revenue	$127,227	$122,772	$116,637	$114,627	$110,781

Operating efficiency ratio (non-GAAP) (7)	41.3%	42.7%	45.4%	45.3%	47.5%

Net Interest Margin
Average interest-earning assets	$13,685,961	$13,451,804	$13,160,794	$13,093,053	$13,172,443
Net interest income (tax equivalent basis)	$118,541	$114,841	$109,976	$107,761	$103,155
Net interest margin (non-GAAP)	3.44%	3.42%	3.39%	3.27%	3.11%

(4)	Operating net income available to common stockholders divided by average common equity.
(5)	Net income available to common stockholders, excluding amortization of intangible assets, divided by average tangible common equity.
(6)	Operating net income available to common stockholders, divided by average tangible common equity.
(7)	Operating noninterest expense divided by operating revenue.

	As of
	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2026	2026	2026	2025	2025
Capital Ratios and Book Value per Share	(dollars in thousands, except for per share data)
Stockholders equity	$1,598,600	$1,626,525	$1,591,547	$1,573,340	$1,538,344
Less: preferred stock	(110,927)	(110,927)	(110,927)	(110,927)	(110,927)
Common equity	$1,487,673	$1,515,598	$1,480,620	$1,462,413	$1,427,417
Less: intangible assets	(271,622)	(274,468)	(277,313)	(280,158)	(278,730)
Tangible common equity	$1,216,051	$1,241,130	$1,203,307	$1,182,255	$1,148,687

Total assets	$14,778,705	$14,411,864	$14,209,561	$14,002,700	$14,023,585
Less: intangible assets	(271,622)	(274,468)	(277,313)	(280,158)	(278,730)
Tangible assets	$14,507,083	$14,137,396	$13,932,248	$13,722,542	$13,744,855

Common shares outstanding	50,268,879	50,319,832	50,288,494	50,271,854	50,273,089

Common equity ratio (GAAP)	10.07%	10.52%	10.42%	10.44%	10.18%
Tangible common equity ratio (non-GAAP) (8)	8.38	8.78	8.64	8.62	8.36

Regulatory capital ratios (Bancorp):
Leverage ratio	9.80%	9.85%	9.79%	9.61%	9.35%
Common equity Tier 1 risk-based ratio	10.10	10.28	10.23	10.24	10.17
Risk-based Tier 1 capital ratio	11.01	11.22	11.19	11.22	11.17
Risk-based total capital ratio	13.44	13.71	13.81	13.88	13.88

Regulatory capital ratios (Bank):
Leverage ratio	10.78%	10.81%	10.81%	10.59%	10.35%
Common equity Tier 1 risk-based ratio	12.11	12.31	12.35	12.36	12.37
Risk-based Tier 1 capital ratio	12.11	12.31	12.35	12.36	12.37
Risk-based total capital ratio	12.99	13.20	13.33	13.33	13.38

Book value per share (GAAP)	$29.59	$30.12	$29.44	$29.09	$28.39
Tangible book value per share (non-GAAP) (9)	24.19	24.66	23.93	23.52	22.85

Net Loan Charge-offs (Recoveries) (10):
Charge-offs	$3,179	$17,022	$2,758	$5,613	$5,174
Recoveries	(941)	(531)	(467)	(836)	(38)
Net loan charge-offs	$2,238	$16,491	$2,291	$4,777	$5,136
Net loan charge-offs as a % of average loans receivable (annualized)	0.07%	0.56%	0.08%	0.17%	0.18%

Asset Quality
Nonaccrual loans	$64,330	$79,664	$41,579	$45,915	$39,671
Other real estate owned	—	—	—	—	—
Nonperforming assets	$64,330	$79,664	$41,579	$45,915	$39,671

Allowance for credit losses - loans (excluding nonaccretable credit marks)	$108,818	$106,120	$115,609	$112,282	$113,163
Add: nonaccretable credit marks	11,802	34,029	37,447	42,023	43,336
Allowance for credit losses - loans ("ACL")	$120,620	$140,149	$153,056	$154,305	$156,499

Loans receivable	$11,432,533	$11,869,034	$11,735,596	$11,453,280	$11,303,636

Nonaccrual loans as a % of loans receivable	0.56%	0.67%	0.35%	0.40%	0.35%
Nonperforming assets as a % of total assets	0.44	0.55	0.29	0.33	0.28
ACL as a % of loans receivable	1.06	1.18	1.30	1.35	1.38
ACL as a % of nonaccrual loans	187.5	175.9	368.1	336.1	394.5

(8)	Tangible common equity divided by tangible assets.
(9)	Tangible common equity divided by common shares outstanding at period-end.
(10)	Includes only non-PCD loans.

CONNECTONE BANCORP, INC.
NET INTEREST MARGIN ANALYSIS
(dollars in thousands)

	For the Three Months Ended
	September 30, 2026			June 30, 2026			September 30, 2025
	Average			Average			Average
Interest-earning assets:	Balance	Interest	Rate (7)	Balance	Interest	Rate (7)	Balance	Interest	Rate (7)
Investment securities (1) (2)	$1,387,589	$14,931	4.27%	$1,275,125	$13,397	4.21%	$1,355,775	$14,581	4.27%
Loans receivable and loans held-for-sale (2) (3) (4)	11,982,883	183,178	6.06	11,815,868	176,944	6.01	11,162,060	166,541	5.92
Federal funds sold and interest-
bearing deposits with banks	262,118	2,432	3.68	309,872	2,821	3.65	605,344	6,644	4.35
Restricted investment in bank stock	53,371	843	6.27	50,939	947	7.46	49,264	1,081	8.71
Total interest-earning assets	13,685,961	201,384	5.84	13,451,804	194,109	5.79	13,172,443	188,847	5.69
Allowance for loan losses	(142,006)			(155,399)			(159,157)
Noninterest-earning assets	990,641			957,875			1,037,299
Total assets	$14,534,596			$14,254,280			$14,050,585

Interest-bearing liabilities:
Money market deposits	3,065,588	22,998	2.98	3,052,487	22,148	2.91	3,041,528	24,578	3.21
Savings deposits	942,742	6,234	2.62	978,961	6,339	2.60	949,775	7,198	3.01
Time deposits	2,920,335	27,603	3.75	2,992,440	27,776	3.72	3,019,848	30,072	3.95
Other interest-bearing deposits	2,244,097	15,267	2.70	2,090,816	13,308	2.55	1,897,927	13,361	2.79
Total interest-bearing deposits	9,172,762	72,102	3.12	9,114,704	69,571	3.06	8,909,078	75,209	3.35

Borrowings	874,544	6,393	2.90	812,384	5,402	2.67	783,994	4,550	2.30
Subordinated debentures	202,300	4,337	8.51	202,114	4,283	8.50	263,511	5,917	8.91
Finance lease	769	11	5.68	845	12	5.70	1,068	16	5.94
Total interest-bearing liabilities	10,250,375	82,843	3.21	10,130,047	79,268	3.14	9,957,651	85,692	3.41

Noninterest-bearing demand deposits	2,510,843			2,424,773			2,486,993
Other liabilities	137,207			86,932			92,049
Total noninterest-bearing liabilities	2,648,050			2,511,705			2,579,042
Stockholders' equity	1,636,171			1,612,528			1,513,892
Total liabilities and stockholders' equity	$14,534,596			$14,254,280			$14,050,585

Net interest income (tax equivalent basis)		118,541			114,841			103,155
Net interest spread (5)			2.63%			2.65%			2.28%

Net interest margin (6)			3.44%			3.42%			3.11%

Tax equivalent adjustment		(1,243)			(1,202)			(1,138)
Net interest income		$117,298			$113,639			$102,017

(1)	Average balances are calculated on amortized cost.
(2)	Interest income is presented on a tax equivalent basis using 21% federal tax rate.
(3)	Includes loan fee income.
(4)	Loans include nonaccrual loans.
(5)	Represents difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities and is presented on a tax equivalent basis.
(6)	Represents net interest income on a tax equivalent basis divided by average total interest-earning assets.
(7)	Rates are annualized.